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                                                                     Exhibit 5.4


                                                  July 6, 2004

Neenah Foundry Company
2121 Brooks Avenue
P.O. Box 729
Neenah, Wisconsin 54957


            Re:   Registration Statement on Form S-1

Ladies and Gentlemen:



      We are issuing this opinion letter in our capacity as special legal counsel to (i) Dalton Corporation, (ii) Dalton Corporation, Kendallville Manufacturing Facility, and (iii) Dalton Corporation, Warsaw Manufacturing Facility (collectively, the "Indiana Guarantors"), in connection with the proposed registration by the Indiana Guarantors of their respective guarantees (the "Indiana Guarantees") of those certain 11% Senior Secured Notes due 2010 issued by Neenah Foundry Co. in the aggregate principal amount of $133,130,000 (the "Notes") pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement."

      In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Articles of Incorporation and Bylaws of each of the Indiana Guarantors, (ii) minutes and records of the corporate proceedings of the Indiana Guarantors with respect to the issuance of the Indiana Guarantees, (iii) the Indenture governing the Notes, (iv) the Notes and the Guarantee of the Notes executed by each Indiana Guarantor; and (v) such other records, certificates and documents as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.
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Neenah Foundry Company
July 6, 2004
Page 2


      For purposes of this opinion, we have assumed (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies; (iii) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Indiana Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Indiana Guarantors; and (iv) that all parties other than the Indiana Guarantors had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authentication by all requisite action, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth in our opinion below, the validity and binding effect thereof on such parties.

      Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that each of the Indiana Guarantees has been duly authorized, executed and delivered by the Indiana Guarantor party to it.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

      Our advice on every legal issue addressed in this letter is based on exclusively on the internal law of the State of Indiana (the "Applicable Law").

      This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date the Registration Statement is declared effective.

      This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. The law firm of Kirkland & Ellis LLP may rely on this opinion.

                                        Yours very truly,

                                        /s/ Hackman Hulett & Cracraft, LLP


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